Exhibit 99.2

This presentation (“Presentation”) contains, and oral comments related to it may contain, “forward - looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward - looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward - looking statements include, among others, statements we make regarding: (a) our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key personnel; (b) our projected financial information, anticipated growth rate and market opportunity; (c) our success in retaining or recruiting our employees, sales representatives, officers, or directors; (d) competition from electric utilities and other companies in the industry; (e) factors relating to the business, operations and financial performance of Zeo, including market conditions and global and economic factors beyond Zeo’s control; (f) Zeo’s implementation and momentum of business plans or strategies, expectations regarding market share, market penetration, financing activities, loan and lease financing, financing capacity, product mix, and ability to manage cash flow and liquidity; (g) our ability to benefit from partnerships, new technologies, and pilot programs, including lease or other programs for financing solar system installations; (h) changes in general economic conditions, including unemployment, inflation (including the announcement or impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict in the Gaza Strip; (i) government economic incentives to the renewable energy market; (j) our ability to issue equity or equity - linked securities or obtain debt financing; (k) the demand for renewable energy and solar - generated energy; (l) impacts of climate change, changing weather patterns, conditions, and natural disasters; (m) costs of energy system and storage components and raw materials; (n) our ability to manage suppliers, inventory, and workforce; (o) the quality or performance of the systems we sell and install; (p) other factors outside of Zeo’s control such as macroeconomic trends, bank failures, and public health emergencies. Forward - looking statements are neither historical facts nor assurance or guaranty of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward - looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward - looking statements. Therefore, you should not rely on any of these forward - looking statements. In light of the significant uncertainties in these forward - looking statements, you should not regard these statements as a representation or warranty by Zeo, its directors, officers or employees or any other person, that Zeo will achieve its objectives and plans in any specified time frame, or at all. We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements. Risks and uncertainties that could cause Zeo’s financial results and condition to differ materially from those expressed or implied by forward - looking statements and which you should carefully consider include those identified below and others described in reports that we have filed and will file with the U.S. Securities and Exchange Commission from time to time, including those detailed in the “Summary Risk Factors” and Section 1.A “Risk Factors” section of our 10 - K statement for the year 2024 filed on May 27, 2025. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements. A non - exhaustive list of some of these risks and uncertainties include the following: (a) the solar and broader energy industry is evolving and additional demand for solar energy systems or storage may not develop to the size or at the rate expected; (b) a material reduction in the price of electricity charged by electric utilities or other electricity providers would harm Zeo’s financial condition and results; (c) sales and installation of energy systems depend on suitable meteorological and environmental conditions which may change; (d) our business has benefited from declining costs of components and may be harmed if the cost of such components stabilize or increase in the future, including due to tariffs or similar costs; (e) the success of our relationships with equipment suppliers, contractors and sales dealers; (f) Zeo depends on a limited number of suppliers of solar and other energy system components and technologies to adequately meet its demands; (g) our ability to manage growth effectively; (h) technical and regulatory limitations regarding the interconnection of solar energy or storage systems to the electrical grid may delay interconnections and customer in - service dates; (i) our business is concentrated in certain markets, putting us at risk of region - specific disruptions, including hurricanes or other extreme weather events; (j) Zeo’s expansion into new sales channels and markets could be costly and time - consuming; (k) our business depends on the availability of utility rebates, tax credits and other incentives that may be adversely affected by changes in laws or policies; (l) we rely on certain utility rate policies, such as net metering, to offer competitive pricing to customers, and such policies may change; (m) utility policies, government laws, and regulations may change; (n) our management team has limited experience managing a public company, and regulatory compliance obligations may divert its attention from the day - to - day management of our businesses; (o) we have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, or if we otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations; (p) Nasdaq may delist Zeo’s securities from trading on its exchange; (q) a significant portion of the total outstanding shares of Class A Common Stock are restricted from immediate resale; this could negatively affect the market price of Class A Common Stock, even if Zeo’s business is doing well; (r) An active, liquid market for Zeo’s securities may not develop, which would adversely affect the liquidity and price of Zeo’s securities; and (s) Zeo Warrants are exercisable for Zeo Common Stock, and if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to the stockholders of Zeo. Non - GAAP Financial Measures: This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including, but not limited to, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA before certain bad debt expenses and management addback of stock - based compensation expenses (“Adjusted EBITDA” or “Adj EBITDA”) and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non - GAAP financial measures differently, and, therefore, such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Zeo’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Zeo’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Zeo believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Zeo’s financial condition and results of operations. Zeo believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in Zeo, and in comparing Zeo’s financial measures with those of other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non - GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what Zeo believes are the most directly comparable measure evaluated in accordance with GAAP. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. We expect the variability of these items could have a significant impact on our reported GAAP financial results. Additional Information and Where to Find It . In connection with the proposed acquisition of Heliogen, Zeo and Heliogen intend to file relevant materials with the U . S . Securities and Exchange Commission (the “SEC”), including a registration statement on Form S - 4 (the “Registration Statement”), which will include a proxy statement of Heliogen that will also constitute a prospectus of Zeo with respect to the shares of class A common stock of Zeo to be issued in the proposed transaction (the “proxy statement/prospectus”) . After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of Heliogen . This investor presentation release is not a substitute for any registration statement or proxy statement/prospectus, or other documents Zeo and/or Heliogen may file with the SEC in connection with the proposed acquisition . BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF HELIOGEN AND ZEO ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY HELIOGEN AND/OR ZEO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION . The Registration Statement, the proxy statement/prospectus and other documents filed by Zeo and Heliogen with the SEC, when filed, will be available free of charge atother documents filed with the SEC by Heliogen online at investors . heliogen . com, and will be able to obtain free copies of the Registration Statement, proxy statement/prospectus and other documents filed with the SEC by Zeo online at investors . zeoenergy . com . Participants in the Solicitation . This investor presentation is not a solicitation of proxies in connection with the proposed transaction . However, under SEC rules, Heliogen, Zeo and certain of their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of Heliogen’s directors and executive officers and their ownership of Heliogen’s stock is set forth in Heliogen’s Annual Report on Form 10 - K for the year ended December 31, 2024, which was filed with the SEC on March 27, 2025 (the “ 2024 Heliogen 10 - K ”). Information regarding the interests of Zeo’s directors and executive officers is set forth in Zeo’s Annual Report on Form 10 - K for the year ended December 31, 2024, which was filed with the SEC on May 27, 2025 (the “ 2024 Zeo 10 - K ”). To the extent that either Zeo’s or Heliogen’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the “as of” date indicated in the 2024 Zeo 10 - K or 2024 Heliogen 10 - K, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedule 13D filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, from Heliogen’s website at https://investors.heliogen.com/ and from Zeo’s website at https://investors.zeoenergy.com/ . No Offer or Solicitation . This investor presentation is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or the solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act . the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and Safe Harbor & Forward - Looking Statements

Acquisition of Heliogen 1 3

Heliogen Overview ● Provider of thermal long - duration energy storage (“LDES”) ( 10+ hour ) technology for commercial and industrial - scale facilities ● Complementary end - market exposure, including AI data centers , delivering commercial and utility - scale solutions ● Meaningful tangible synergies through combination of world - class operating teams ● Material cash balance with zero debt Transaction Overview 1) Subject to a net cash adjustment mechanism ● Approximately $10 million (1) Purchase Price ● 100% of HLGN common stock to be exchanged for approximately 6.3 million shares of ZEO common stock Consideration ● Transaction expected to be tax - free for shareholders of both companies Financing ● Approved by the Board of Directors of both companies Merger ● Expected to close in 3Q 2025, subject to Heliogen stockholder approval Closing ● HLGN shareholders expected to own 11.3 % of the combined company and participate in future upside Pro Forma Ownership ● Zeo to offer expanded set of strategic solutions while continuing to prioritize profitability New Company Profile 4

Expanded Market Reach ● Heliogen's proprietary long duration energy solutions are expected to support Zeo's expansion into commercial installations, including those serving AI data centers ● Further diversifies combined platform with exposure to commercial and utility - scale markets to complement Zeo's historical residential market focus Operational Synergies ● Acquisition will streamline costs and reduce corporate overhead, while retaining core technical and commercial talent Strengthened Balance Sheet ● Zeo anticipates benefiting from Heliogen’s incremental liquidity, supporting investments for future growth in the solar and energy storage space Enhanced Financing Capabilities ● Zeo’s affiliated financing arm, which has provided over $44 million in clean energy tax equity financing to date and plans to bring additional financing facilities, can be used for future Heliogen utility - scale and LDES projects Accelerated Growth Opportunities ● Positions Zeo to capitalize on increasing demand for resilient, cost - effective, low - carbon energy infrastructure, supported by favorable long - term tailwinds and potential tax equity investments Transaction Highlights and Strategic Rationale 5

Well - Positioned to Address Critical AI Data Center Needs ● Heliogen's long - duration energy storage (“LDES”) solution has the capability to provide smooth, on - demand power to critical commercial installations, including data centers ● Provides high - value assurance on energy availability and power quality to mission - critical installations against a backdrop of growing utility outages and aging grid infrastructure ● Additionally enables the dispatch of stored energy to stabilize the grid on demand On - site Data Center Power Benefits of LDES Paired with AI - focused Data Centers Thermal LDES supports data center power quality requirements Peak Demand Management ● Supplies energy during peak demand periods to avoid costly peak demand utility charges Power Quality ● Able to deliver high power quality on demand Cost Optimization ● Responsive to electricity pricing, able to reduce operating expenses 6 Environmental Benefits ● Reduced reliance on natural gas peaking plant generation

Data Center and AI Boom Is Expected to Drive Significant Energy Demand Top 10 Countries with Hyperscaler DC Net Power by 2029 (Electricity demand – GWs) AI Power Demand Driving Global Data Center Buildout ($ in billions) $240 ~110 GWs of incremental power demand from AI by 2029P $73 $80 $89 $97 $109 $128 $147 $165 $184 $203 $220 $60 $0 $120 $180 2019 2020 2021 2022 2023 2024P 2025P 2026P 2027P 2028P 2029P Data Centers Drive 2x the Forecasted Demand of All Other Power Trends (U.S. Electricity Demand – TWhs) 3,900 3,500 4,300 4,700 5,100 2010 2015 2020 2025P 2030P Impact of AI data centers All other trends (5) 7 2 19 3 26 5 1 1 0.5 0.3 0.3 0.3 0.3 0.2 0 10 20 30 Installed Base GW as of 2023 Cumulative 2024 - 2029 Net New Added GW Source: S&P Datacenter Services & Infrastructure Market Monitor & Forecast as of June 2024 7 Demand from Hyperscaler DC in the U.S. is expected to grow at a 23% CAGR from 2023 - 2029

Transaction Costs and Benefits 1) Excludes transaction fees and expenses and subject to minimum cash balance of Heliogen, subject to net cash adjustment 2) 10 - day VWAP as of May 27, 2025 Illustrative Transaction Details ($ and shares in millions except share price) Pro Forma Equity Ownership Transaction Benefits / Priorities 43.5% 11.3% 45.1% Non - Insider Public Float Heliogen Owners Legacy Insiders Market Diversification ● Complementary renewable energy technology and opportunities Balance sheet strength ● Enhanced cash balance and low leverage Organic expansion opportunities ● Increased penetration in markets with room to scale Strategic and value - enhancing M&A ● Critical review of step - change opportunities Sources Cost Zeo Shares Issued to Heliogen 6.3 Zeo Share Price (2) $ 1.59 Purchase Price (1) $ 10.0 Stock Consideration $ 10.0 Total Sources $ 10.0 Total Cost $ 10.0 8

2 Zeo Highlights 9

Differentiated Sales “Machine” Zeo is a Vertically Integrated and Differentiated Residential Solar Platform ● We deliver customers a satisfying energy experience through an efficient platform that provides sales, installation, and service ● Our comprehensive platform gives customers a reliable partner for service work and provides various revenue streams, differentiating us at the point of sale and from competitors ● Our success has created a profitable business model with ample opportunity for expansion 10 Profitable Business Methodical Market Expansion Premier Growth vs Industry Peers Fully Funded Business

▪ Provides exposure to high growth end markets such as AI data centers ▪ Diversifies the customer mix with high quality utility and commercial clients LDES (planned) ▪ Long - term, recurring revenue from existing customer relationships ▪ Provides “one - stop shop” for residential customers, removing barriers to sale O&M (planned) ▪ Unlocks broader residential customer base ▪ Zeo plans to expand TPO offering, diversifying revenue and unlocking growth Third - party Originator (“TPO”) Financing ▪ High margin adders at a low customer acquisition cost ▪ Insulation, roofing and other services Energy Efficiency ▪ Installation and customization from initial design through to final construction ▪ Project completion of distressed assets abandoned due to recent bankruptcies Services Overview of Zeo’s Additional Offerings Heliogen Acquisition Fuels Growth Strategy 11

Differentiated Sales Approach Unlocks Attractive Margins Zeo’s Sales Process Drives Low - Cost CAC (1) ● Multi - tiered sales process maximizes lead generation and conversion efficiencies ● Senior sales resources focused on high - potential and developed leads to maximize conversion into installs ● Sales force leverages a custom software platform to augment sales efforts and a customer relationship management (“CRM”) system to actively track key performance indicators (“KPIs”) across the sales cycle ▪ Managers oversee regional sales offices and act as closers ▪ Approximately 55% of appointments conducted by Managers are closed ▪ Closers meet with homeowners and close sales ▪ 1.1 average daily meeting conducted per Closer; 46% of meetings are closed ▪ Setters knock on 50 - 125 doors daily each and schedule sales meetings (2) ▪ 3 average daily potential appointments generated per Setter ● CRM system captures comprehensive datapoints throughout the sales cycle ● Software tools enhance customer sales experience ● Data informs Zeo KPIs and provides real - time insights to management ● Real - time tracking of doors knocked, appointments set, sales closed, installations scheduled and other KPIs 12 CRM & In - Field Technology 1) Unless otherwise noted, figures below are for the year ended December 31, 2023 2) During the Company’s peak sales period in late Spring and Summer of 2023

Value Proposition: Why Customers Choose Zeo Locally controlled residential energy solution helps customers avoid blackouts and utility disruptions Ability to monetize excess power generation through exports to grid We lower utility prices, with effective energy solutions at better than market prices Seamless vertically - integrated offering with excellent customer service 13

Leading Residential Solar Provider

- Zeo is a Florida-based provider of integrated rooftop PV solar, energy storage, and energy efficiency solutions to residential customers
- Zeo's sales process drives high volumes with low CAC
- Management believes that an integrated installation business maximizes profitability, ensures efficient navigation of local regulatory processes and drives sustained customer satisfaction

Sunergy / Zeo Corporate Timeline



March-April 2019: Sunergy Solar acquired and began installing rooftop solar systems
August 2019: Sun First Energy founded and began operations as a solar dealer
October 2021: Sun First Energy and Sunergy Solar merge to form Sunergy Renewables
January 2022: Sunergy expands operations to Texas, opening a sales office in Dallas
December 2022: Achieved 2,300 installations in one year
January 2023: Sales force reaches 300+ reps
January 2023: Expands operations to Arkansas
April 2023: Sunergy and ESGEN Acquisition Corp announce business combination, Zeo Energy formed
September 2023: Expands operations to Missouri
March 2024: Complete ESGEN-Spac combination
October 2024: Acquire Lumio assets, expanding to multiple new states
May 2025: Announced plan to acquire Heliogen, expanding energy solutions and market presence
2019
2021
2022
2023
2024
2025

Strategic Geographical Presence



Operating in State
Licensed, No Current Operations
Licensing in Process

Operating in select markets with a focus on attractive growth

14

Solar Penetration Remains Low Relative to TAM Australia 38% Italy 5% Germany 12% Netherlands 24% United States 5% United Kingdom 5% Largest residential market globally is in early innings of significant growth ● Zeo believes that U.S. market adoption is in its early innings and materially lags other international markets, including Australia and Europe ● Local policy support with continuing increases in utility costs provides material tailwinds for accelerating adoption Source: Energy.Gov.AU, June 2023 and SolarInsure, 2024 15

(fka Complete Solaria) (1) $105M $27M $1,556M $76M Market Capitalization $132M $8,275M $13,064M $11M Net Debt 1.3x 305.5x 8.4x 0.1x Net Debt / Market Cap National National National ض Exposure to Attractive Regional Markets Large Dealer Network Large Dealer Network Multiple Sales Partners ض Vertically Integrated Sales and Install Preferred Technology Relationships Preferred Technology Relationships Preferred Technology Relationships ض Technology Agnostic In - House Financing In - House Financing In - House Financing ض Financing Agnostic Zeo is Attractively Positioned in the Market Sources: Capital IQ and Company websites as of May 28, 2024 1) Complete Solaria’s $45M acquisition of SunPower assets approved by bankruptcy court and completed September 30, 2024 16

Fully Funded and Self - Sustaining Business ● Track record of profitability and free cash flow generation, with minimal go - forward capital requirements ● Strong balance sheet supported by a net cash position ● Minimal leverage on the balance sheet ● Build to weather market disruptions Results Reflect Continued Positive Cash Flow (1) 2024 2023 2022 ($ in millions) $ 73.2 $ 109.7 $ 89.0 Revenue, net Operating expenses 38.0 59.4 71.2 Cost of goods sold 4.9 1.8 1.7 Depreciation and amortization 19.6 30.3 1.4 Sales and marketing 21.6 12.9 6.0 General and administrative 84.1 104.6 80.3 Total operating expenses (10.8) 5.1 8.7 Operating income (0.0) (0.3) - Other income (expense), net 1.0 - - Income tax benefit (expense) (9.9) 4.8 8.7 Net Income 11.8 2.1 1.7 Adjustments to EBITDA 2.0 7.0 10.4 Adjusted EBITDA 17 S ource: Company Filings 1) Audited financials are included in Zeo’s 10 - K filings for the fiscal years 2023 and 2024

Our Leaders Cannon Holbrook Chief Financial Officer 18 ■ 20+ years as a finance and accounting leader ■ Prior experience with corporate planning, M&A and SEC reporting ■ 8+ years of solar management experience ■ 5+ years direct sales building ■ Undergrad Studies Weber State University Kalen Larsen Chief Operations Officer Timothy Bridgewater Chief Executive Officer & Chairman ■ 30+ years of commercial and international finance experience ■ B.S. in Finance from Brigham Young University ■ 10+ years of management and sales experience in multiple industries ■ B.S. in Finance from Brigham Young University Brandon Bridgewater Chief Sales Officer Stirling Adams General Counsel ■ 30+ years of legal experience ■ Prior experience in renewable energy ventures and financing

Organic Regional Expansion • Market in existing geographies is underpenetrated • Additional potential upside in new geographies 1 2 3 Organic Service Offering • Roofing and other home services are opportunities for upselling customers • Integrated offering preserves customer warranties • Acquisition strategy focuses on bolt - on opportunities in selected geographies Strategic M&A Zeo has Multiple Avenues for Growth 19

Market Backdrop 3 20

Favorable Market Trends 2 Long - term Economics Favor PV Solar Uptake 3 Utility Price Inflation is a Material Tailwind to Solar Adoption 4 Residential Solar Supports Growing Demand for Resilience 5 Affiliated Financing Platform Catalyzes Market Penetration 6 Energy Storage Supports Strong Growth Potential 7 Dislocated Market Unlocks Opportunity for Recurring Service Revenue 8 Complementary Residential Energy Market Offers Significant Potential Upside 9 Regulatory Clarity Could Offer Further Upside 1 21 Projected Load Growth Will Accelerate Demand Across Energy Sources

Projected Load Growth Expected to Accelerate Demand Across Energy Sources ● Electrification mega - trend is resulting in accelerating demand for electricity ● Trend has sharply accelerated with the rise of AI and associated data centers, which are significantly more power - intensive versus other infrastructure ● PV solar is one of the quickest ways to bring new capacity online because of shorter project execution timelines and no capital equipment shortages ● Zeo’s rooftop solar offering frees up available grid capacity to directly support data center expansion ● Acquisition of LDES technology offers fit - for - purpose solution to address power quality, capacity and long - duration requirements of mission - critical AI data center equipment AI Workloads are More Power Intensive and are Projected to Grow More Than 3.5x From 2025 to 2030 (GW) Sources: S&P Datacenter Services & Infrastructure Market Monitor & Forecast as of June 2024 and McKinsey Research April 2025 22 Data Centers Drive 2x the Forecasted Demand of All Other Power Trends (U.S. Electricity Demand – TWhs) 5,100 3,500 3,900 4,300 4,700 2010 2015 2020 2025P 2030P Impact of AI data centers All other trends (5) 44 62 83 102 124 156 38 40 45 50 56 64 82 102 128 152 180 220 0 50 100 150 200 250 2025 2026 2029 2030 2027 2028 AI Workload Non - AI Workload Total

Long - term Economics Favor PV Solar Uptake ● Residential PV solar installations expected to continue to grow and increase penetration domestically ● As installation costs fall, homeowners unlock a wider range of self and third - party finance options to access rooftop solar ● Positive long - term trajectory for residential PV solar supported by ongoing need Declining Residential Solar Installation Costs ($ / watt) $5 Growing U.S. Residential PV Installations (Gigawatts (DC)) 15 0 3 6 9 12 2012 2015 2018 2021 2024P 2027P 2030P 2033P Source: BNEF 2025 US Residential Solar Market Update 23 $0 $1 $2 $3 $4 1Q 2014 1Q 2015 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 1Q 2021 1Q 2022 1Q 2023 1Q 2024 Chinese standard module UK Germany >10kW Australia Germany 10 - 15kW US

Sources: BloombergNEF as of March 24, 2023, Total company functional spending of U.S. Investor - Owned Electric Companies. Edison Electric Institute Industry Outlook as of September 2024 and U.S. Energy Information Administration as of May 19, 2025 Utility Price Inflation is a Material Tailwind for Adoption ● Utility price increases have incentivized solar adoption for residential and commercial applications ● The majority of coal power stations in the U.S. are older than 30 years; these aging and less efficient plants are more capital intensive to run and maintain ● Costs to upgrade aging U.S. transmission lines and power transformers are expected to be passed on to retail customers, driving projected utility price increases Historical & Projected Utility Capex ($ in billions) $0 $60 $120 $180 $240 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024P 2025P 2026P Utility Pricing Has Continued to Increase (Cents per kWh) 0 4 8 12 16 24

Rooftop Solar Satisfies Growing Demand for Resilience

- Recent natural events with the potential to disrupt utility operations have resulted in energy resilience gaining increasing focus among residential, commercial and industrial customers
- Hours of electrical outages have consistently climbed due to natural events and an aging grid
- Rising demand for energy independence supports market penetration of distributed solar systems across all solar end markets

Distributed Energy Increases Grid Resilience

Climate change has increased the frequency of extreme weather events and natural disasters, which can damage power infrastructure, causing power outages and disruptions. ***Distributed energy resources enhance power system resilience*** *by providing backup options for energy generation when centralized power stations are impacted.*

Think Report

IBM

Total Hours of Electrical Outages in the U.S.

(Annual hours of outage)


600,000
550,000
500,000
450,000
400,000
350,000
300,000
2018
2019
2020
2021
2022
2023

Sources: IBM What Are Distributed Energy Resources and DOE Eagle-I Outages Report 2023

25

Affiliated Financing Platform Catalyzes Market Penetration ● Recent high interest rates have diminished appetite for solar loans ● Companies have shifted towards solar leases and Power Purchase Agreements (“PPAs”) as a means to monetize the Investment Tax Credit (“ITC”) ● Zeo’s existing relationships with relevant financial partners enhances its ability to secure future third - party funding options for homeowners 37% 18% 57% 39% 50% 63% 72% 31% 56% 37% 11% 12% 5% 13% 0% 20% 40% 60% 80% 100% 2020 2021 2022 2023 2024 Leases/PPAs Loans Unspecified/all others Shift in Financing Commitments Towards PPAs ($ in billions) Zeo’s Platform Enables Lifecycle Services Existing, sizeable, high - value asset base of legacy customers Long - standing partnership with tax equity providers Relationship with leading financial provider Zeo Platform 26 Source: BNEF 2025 US Residential Solar Market Update

Energy Storage Supports Strong Growth Potential

- Despite the fall in rooftop solar installations, the U.S. added ~0.8 GW of residential battery capacity and small-scale battery storage installations doubled last year[1]
- The heightened focus on grid reliability and resilience has driven solutions like Virtual Power Plants ("VPPs"), which manage behind-the-meter solutions like home batteries to serve as a grid resource, exporting power when needed most

Battery Energy Storage System Attachment Rates


Hawaii
90%
California
50%
MISO
21%
Texas
14%
Southwest
8%
Northwest
6%
New York
4%
New England
4%
SPP
2%
PJM
1%
Southeast
1%

Growing VPP Program Further Incentivizes Storage[2]

*No one entity had ever successfully put out lots of megawatts from an aggregation of sub 1-MW sites. Now that **we're actually doing it**, ERCOT is learning a lot from that process and they're creating validation around the technology… It has made the market opportunity **more meaningful, scalable and more certain**, because it's actually happening.*

Arushi Sharma Frank, Luminary Strategies Founder

UTILITY DIVE

Sources: BloombergNEF as of May 2025 and Utility Dive, December 2024

27

Market Disruptions Unlock Opportunity for Recurring Service Revenue from Stranded Assets

- Recent U.S. residential solar bankruptcies have left a significant customer base with assets in need of operations and maintenance ("O&M") services that Zeo can service
- Zeo is well positioned to serve both individual homeowners as well as financial institutions holding portfolios of assets

U.S. Residential Solar Bankruptcies Tracker

Selected assets acquired by Zeo

California
- Altair Solar
- ASA – American Solar Advantage
- Bratton Solar
- Canopy Energy
- Charged Up Energy
- Enver Solar
- GCI Solar
- Green Nrg
- Harness Power
- Infinity Energy
- Kuubix Energy
- Peak Power USA
- Penguin Home
- Polar Solar
- Professional Roofing & Solar
- RGS Energy
- Sigora Home Solar
- Solsun USA
- Solar Advantage
- Sullivan Solar Power
- Sungrade Solar
- Sunstor Solar
- Sunworks
- Solar Spectrum
- Swell Energy
- United Solar

Nationwide

ADT Solar, Blue Raven Solar, Kayo Energy, Green NRG, Lumio, Pink Energy, Solcius, Suntuity Renewables, SunPower, Sunworks Solar Power, Titan Solar Power, Vision Solar

Southwest
- Southwest
- AAA Certified Solar
- ACE Solar Systems
- Arizona Solar Concepts
- EcoMark Solar
- Elan Solar
- Encor Solar
- Erus Energy
- Lumio Solar
- NM Solar Group
- Refresh Energy Group
- Saveco Solar
- Solarworks
- Utah Solar Group
- Zenernet

Texas
- Alternative Solar
- American Sun
- Cosmo Solaris
- Daybreak Solar Power
- Envirosolar
- Hitech Solar
- Integrity Solar
- Next Energy
- Speir Innovations
- TES Home Solar
- Texas Solar Broker
- Texas Solar Integrated
- Verisolar
- Vulcan Solar



Northeast
- Accept Solar
- Code Green Solar
- iSun
- Solular

Midwest
- Moxie Solar
- Solar Is Freedom

Southeast
- 3D Solar
- Electriq Power
- Gulf South Solar
- MC Solar – Modern Concepts
- SolarDot
- Solar Titan USA
- Voltage Solar Power

Source: SolarInsure as of April, 2025

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Complementary Residential Energy Market Offers Significant Potential Upside

- Homeowner focus on residential energy efficiency and weatherization has accelerated as a result of inflation in electricity prices combined with the rising cost of energy commodities
- Zeo's carefully assembled product portfolio unlocks homeowners cost savings, reliability and energy independence benefits
- Majority of jobs feature one or more margin-accretive "adders" to core PV solar offering

Strong Energy Efficiency Project ROI


East North Central
East South Central
Middle Atlantic
Mountain
New England
Pacific
South Atlantic
West North Central
West South Central
National Average
0%
50%
100%
150%
(% of project cost recouped at home sale)

Zeo Products Include Solar Plus Complementary Add-On Offerings

	PV Solar	Efficiency	Roofing	Energy Storage
Description	• Residential rooftop solar panel sales and installations focused on attractive U.S. markets	• Insulation solutions, including attic and wall insulation, enhance energy efficiency • Electric water heating systems, pool pumps and other appliances	• Provides roof repair and replacement services to facilitate solar installation	• Battery storage systems to complement PV rooftop solar offering
Strategic Partners	goodleap LightReach ENPHASE	CanadianSolar taxhive Your Business Optimized.		CED Trinasolar

Source: EnergySage, Regional ROIs on Attic Insulation as of March 2023

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